UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934
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BACKWEB TECHNOLOGIES LTD.
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January 22, 2008
Dear Fellow Shareholder:

You are cordially invited to attend the Annual General Meeting of Shareholders of BackWeb Technologies Ltd. to be held on Wednesday, February 20, 2008 beginning at 4:00 p.m., local time, at the Company’s principal executive offices located at 10 Ha’amal St., Park Afek, Rosh Ha’ayin 48092, Israel. All shareholders of record on January 18, 2008 are invited to attend the Annual General Meeting.

The Notice of Annual General Meeting of Shareholders, the Proxy Statement and the accompanying proxy card, and BackWeb’s Annual Report on Form 10-K for the year ended December 31, 2006 are enclosed.

Please vote on each of the matters listed in the enclosed Notice of Annual General Meeting of Shareholders. Your Board of Directors recommends a vote “FOR” each of the proposals listed in the Notice. Please refer to the Proxy Statement for detailed information on each of the proposals.

The vote of every shareholder is important. Regardless of whether you plan to attend the meeting, please vote by signing and returning the enclosed proxy card as soon as possible in the envelope provided.

On behalf of the Board of Directors of BackWeb Technologies Ltd. and its management team, I would like to thank you for your continued interest in BackWeb and look forward to seeing you at the meeting.

Sincerely,

William Heye
Chief Executive Officer

NOTICE OF ANNUAL GENERAL MEETING OF SHAREHOLDERS
PROXY STATEMENT FOR ANNUAL GENERAL MEETING OF SHAREHOLDERS INFORMATION CONCERNING SOLICITATION AND VOTING
PROPOSAL ONE RE-ELECTION OF CLASS II DIRECTOR
PROPOSAL TWO ELECTION OF OUTSIDE DIRECTOR
PROPOSAL THREE
OTHER INFORMATION
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
EXECUTIVE COMPENSATION
REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS
REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
RELATED PARTY TRANSACTIONS
STOCK PERFORMANCE GRAPH
DEADLINE FOR FUTURE PROPOSALS OF SHAREHOLDERS
OTHER PROPOSED ACTION

BACKWEB TECHNOLOGIES LTD.

NOTICE OF ANNUAL GENERAL MEETING OF SHAREHOLDERS
To Be Held February 20, 2008

TO THE SHAREHOLDERS OF BACKWEB TECHNOLOGIES LTD.:

The Annual General Meeting of Shareholders of BackWeb Technologies Ltd. (the “Company”) will be held on Wednesday, February 20, 2008, at 4:00 p.m., local time, at the Company’s principal executive offices located at 10 Ha’amal St., Park Afek, Rosh Ha’ayin 48092, Israel for the following purposes:

1. To re-elect William Heye as a Class II director to serve for a term of three years, expiring upon the 2010 Annual General Meeting of Shareholders, or until his successor is elected;

2. To re-elect Amir Makleff as an Outside Director under Israel’s Companies Law for a term of three years, expiring upon the 2010 Annual General Meeting of Shareholders, or until his successor is elected;

3. To (i) ratify the appointment of Deloitte Brightman Almagor & Co. as the Company’s independent registered public accounting firm for the fiscal year ended December 31, 2007 and (ii) authorize the Audit Committee to enter into an agreement to pay the fees of Deloitte Brightman Almagor & Co. on customary terms; and

4. To transact such other business as may properly come before the meeting or any postponements or adjournments thereof.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice. Only shareholders of record at the close of business on January 18, 2008 are entitled to attend and vote at the meeting. Shareholders are cordially invited to attend the meeting in person. However, to ensure your representation at the meeting, you are urged to mark, sign, date and return the enclosed proxy card as promptly as possible in the postage-prepaid envelope enclosed for that purpose. Please note, however, that if your shares are held of record by a broker, bank or other nominee, and you wish to vote at the meeting, you must obtain from that broker, bank or other nominee a proxy card issued in your name. If you send in your proxy card and then decide to attend the meeting to vote your shares in person, you may still do so. Your proxy is revocable in accordance with the procedures set forth in the Proxy Statement.

FOR THE BOARD OF DIRECTORS,

Eli Barkat
Chairman of the Board of Directors

Rosh Ha’ayin, Israel
January 22, 2008

IMPORTANT:

Whether or not you plan to attend the meeting, you are requested to complete and promptly return the enclosed proxy card in the envelope provided.

BACKWEB TECHNOLOGIES LTD.

PROXY STATEMENT FOR ANNUAL GENERAL MEETING OF SHAREHOLDERS
INFORMATION CONCERNING SOLICITATION AND VOTING

This Proxy Statement is being furnished in connection with the solicitation of proxies by the Board of Directors (the “Board”) of BackWeb Technologies Ltd., an Israeli company (the “Company” or “BackWeb”), for use at the Company’s Annual General Meeting of Shareholders (the “Annual General Meeting”), to be held on Wednesday, February 20, 2008, at 10 Ha’amal St., Park Afek, Rosh Ha’ayin 48092, Israel, commencing at 4:00 p.m., local time, or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual General Meeting of Shareholders.

The Notice of Annual General Meeting of Shareholders, this Proxy Statement and the accompanying proxy card, and the Company’s Annual Report on Form 10-K for the year ended December 31, 2006, are first being mailed on or about January 22, 2008 to shareholders entitled to vote at the Annual General Meeting.

Record Date and Shares Outstanding

The Board has set January 18, 2008 (the “Record Date”) as the record date for the Annual General Meeting. Only holders of record of the Company’s Ordinary Shares, par value NIS 0.03 per share (“Ordinary Shares”), at the close of business on that date are entitled to vote at and attend the Annual General Meeting. Shareholders who hold Ordinary Shares as of the Record Date through a bank, broker or other nominee that is a shareholder of record of the Company or that appears in the participant listing of a security depository are also entitled to notice of, and to vote at, the Annual General Meeting. The Company had approximately 41,333,704 Ordinary Shares outstanding as of the Record Date.

Solicitation and Voting

The Company will bear the cost of soliciting proxies for the Annual General Meeting. The Company will ask banks, brokerage houses, fiduciaries and custodians holding Ordinary Shares in their names for others to send proxy materials to and obtain proxies from the beneficial owners of such Ordinary Shares, and the Company may also reimburse them for their reasonable expenses in doing so. In addition to soliciting proxies by mail, the Company and its directors, officers and employees, may also solicit proxies personally, by telephone or by other appropriate means. No additional compensation will be paid to directors, officers or employees for such services.

Each shareholder is entitled to one vote for each Ordinary Share held by such person on all matters presented at the meeting. The required quorum for the transaction of business at the Annual General Meeting is two or more shareholders present in person or by proxy and holding, in the aggregate, more than fifty percent of the Company’s Ordinary Shares issued and outstanding on the Record Date. Under Israeli law, broker non-votes, which occur when a shareholder does not give a proxy to his or her broker with instructions as to how to vote his or her shares, and abstentions will be disregarded and will have no effect on whether the requisite vote is obtained. However, broker non-votes and abstentions will be counted for purposes of establishing a quorum.

Proxies properly executed, duly returned to and received by the Company prior to the Annual General Meeting, and not revoked, will be voted as instructed on those proxies. If no instructions are given on the proxies, such proxies will be voted “FOR” the election of William Heye as a Class II director, “FOR” the election of Amir Makleff as an Outside Director under Israel’s Companies Law and “FOR” the ratification of the appointment of Deloitte Brightman Almagor & Co. as the Company’s independent registered public accounting firm for the fiscal year ended December 31, 2007 and the authorization for the Audit Committee to enter into an agreement to pay the fees of Deloitte Brightman Almagor & Co. on customary terms.

Revocability of Proxies

Any shareholder giving a proxy pursuant to this solicitation has the power to revoke it at any time before it is voted. It may be revoked by delivering to the Secretary of the Company, prior to the Annual General Meeting, at the above address of the Company, a written notice of revocation or a duly executed proxy bearing a later date. A shareholder of record at the close of business on the Record Date may also revoke his or her proxy by voting in person if present at the Annual General Meeting. Attendance at the Annual General Meeting will not, by itself, revoke a proxy.

PROPOSAL ONE

RE-ELECTION OF CLASS II DIRECTOR

In accordance with the Company’s Articles of Association, the Company’s shareholders last fixed the maximum number of directors at six. The Company currently has five directors, two of whom are standing for re-election at this Annual General Meeting. Proxies cannot be voted for a greater number of persons than the nominees named in this Proxy Statement.

Our Articles of Association provide for a classified Board, with directors being divided into Class I, Class II and Class III. Outside Directors elected in accordance with Israel’s Companies Law are not members of any class of directors.

Mr. William Heye serves as a Class II director. His term expires as of this Annual General Meeting of Shareholders. Shareholders are being asked to re-elect Mr. Heye as a Class II director, to serve for a term of three years, expiring upon the 2010 Annual General Meeting of Shareholders, or until his successor is elected.

Mr. Eli Barkat serves as a Class III director, and his term expires at the 2008 Annual General Meeting of Shareholders, which is scheduled to be held during the second half of this year. Therefore, he is not required to stand for re-election at this Annual General Meeting.

Mr. Uday Bellary serves as a Class I director, and his term expires at the 2009 Annual General Meeting of Shareholders. Therefore, he is not required to stand for re-election at this Annual General Meeting.

Biographical information concerning Mr. Heye, the nominee for re-election as a Class II director, and for Messrs. Barkat and Bellary, is set forth below.

Nominee for Re-election to the Board as a Class II Director to Serve for a Three-Year Term Until the 2010 Annual General Meeting of Shareholders

William Heye

WILLIAM HEYE, age 47, has been one of the Company’s directors since July 2005. Mr. Heye became the Company’s Chief Executive Officer on October 11, 2004. Prior to that, he served as the Company’s Vice President, Business Development and Products from 2003 through 2004, as the Company’s Vice President, Professional Services from 2001 through 2003, as Director of Research and Development from 1998 through 2001, and as Director of Product Management and Marketing from 1996 through 1998. Prior to joining BackWeb, from 1992 to 1996 Mr. Heye was Director of Marketing & Sales at The Voyager Company, a media company, responsible for launching the company’s consumer film and CD-ROM products and developing sales and marketing programs. From 1985 to 1990, Mr. Heye held various technical and sales positions at IBM. Mr. Heye holds a B.S. degree in mechanical engineering and a B.A. degree in English from Texas A&M University, and an M.B.A. degree from the Harvard Business School.

Class III Director Whose Term Continues Until the 2008 Annual General Meeting of Shareholders

Eli Barkat

ELI BARKAT, age 44, is a managing director at BRM Capital, an Israeli venture capital firm. Mr. Barkat has served as the Company’s Chairman of the Board since 1996. He also served as the Company’s Chief Executive Officer from 1996 through December 2003. From 1988 to February 1996, Mr. Barkat served as a Managing Director and Vice President of Business Development at BRM Technologies Ltd., a technology venture firm. Prior to 1988, Mr. Barkat held various positions with the Aurec Group, a communications media and information company, and Daizix Technologies, a computer assisted design applications company. In addition, Mr. Barkat served as a paratrooper in the Israel Defense Forces where he attained the rank of lieutenant. Mr. Barkat holds a B.S. degree in computer science and mathematics from the Hebrew University of Jerusalem.

Class I Director Whose Term Continues Until the 2009 Annual General Meeting of Shareholders

Uday Bellary

UDAY BELLARY, age 53, has served as one of the Company’s directors since 2004. Mr. Bellary has been the Chief Financial Officer at Atrica, Inc., a telecommunications equipment manufacturer, since April 2005. Prior to that, Mr. Bellary was the Executive Vice President and Chief Financial Officer at VL, Inc., a provider of “Voice over IP” technology and services from September 2003 until April 2005. From February 2000 through September 2003, Mr. Bellary served as Senior Vice President, Finance & Administration and Chief Financial Officer at Metro Optix, Inc., a provider of optical networking equipment that was acquired in September 2003 by Xtera Communications. From September 1997 to October 1999, he served as Vice President of Finance and Chief Financial Officer at MMC Networks, Inc., a manufacturer of data network processors that was acquired in October 2000 by Applied Micro Circuits Corporation. Mr. Bellary also serves on the board of directors at Versant Corporation and several private companies. Mr. Bellary holds a B.S. degree in finance, accounting and economics from Karnatak University, India and a DMA degree in finance and managerial accounting from the University of Bombay, India. He is a Certified Public Accountant in the U.S. and a Chartered Accountant in India.

Vote Required

The affirmative vote of a majority of the Ordinary Shares voting on this proposal in person or by proxy is required for the re-election of Mr. Heye as a Class II director.

THE COMPANY’S BOARD UNANIMOUSLY RECOMMENDS VOTING “FOR” THE RE-ELECTION OF MR. HEYE AS A CLASS II DIRECTOR.

PROPOSAL TWO

ELECTION OF OUTSIDE DIRECTOR

Israel’s Companies Law requires the Company to have at least two Outside Directors who are each elected for a three-year term of office. Outside Directors are not members of any class of directors. Mr. Amir Makleff was elected by the shareholders at the 2004 Annual General Meeting of Shareholders to serve as an Outside Director under Israel’s Companies Law. The shareholders are being asked to re-elect Mr. Makleff to serve as an Outside Director under Israel’s Companies Law for a three-year term until the 2010 Annual General Meeting of Shareholders.

Ms. Kara Andersen Reiter was elected by the shareholders at the 2005 Annual General Meeting of Shareholders to serve as an Outside Director under Israel’s Companies Law for a three-year term until the 2008 Annual General Meeting of Shareholders, which is scheduled to be held during the second half of this year. Therefore, she is not required to stand for re-election at this Annual General Meeting.

Biographical information concerning Mr. Makleff, the nominee for election as an Outside Director is set forth below.

Nominee for Re-election to the Board as an Outside Director to Serve for a Three-Year Term Until the 2010 Annual General Meeting of Shareholders

Amir Makleff

AMIR MAKLEFF, age 60, has served as one of the Company’s directors since 2004. Mr. Makleff is a co-founder of BridgeWave Communications, a provider of gigabit wireless products and high frequency Micro-Electro-Mechanical Systems (MEMS) technology, and has served as its President and Chief Executive Officer since January 1999. From November 1995 to November 1998, Mr. Makleff served as Chief Operating Officer and Senior Vice President of Engineering of Netro Corporation, a fixed wireless networking infrastructure provider. From 1990 to 1995, Mr. Makleff served as General Manager and Vice President, Engineering of the Access Division of Telco System, a telecom equipment supplier. Prior to that, Mr. Makleff held senior engineering and marketing positions at Nortel, Amdahl Corporation and Telestream Corporation, of which he was co-founder. Mr. Makleff served for eight years in various senior research and development roles in the Israeli Ministry of Defense. Mr. Makleff holds B.S. and M.S. degrees from the Technion — Israel Institute of Technology.

Outside Director Whose Term Continues Until the 2008 Annual General Meeting of Shareholders

Kara Andersen Reiter

KARA ANDERSEN REITER, age 43, has served as one of the Company’s directors since 2005. Ms. Reiter is Vice President and In House Counsel at PneumRx, Inc., a medical device company. Prior to joining PneumRx in 2004, Ms. Reiter was a partner at the law firm of Keker & Van Nest, LLP, where she had practiced since 1996. Ms. Reiter received an A.B degree in organizational behavior and management and French literature from Brown University and a J.D. degree from the UCLA School of Law.

Vote Required

The affirmative vote of a majority of the Ordinary Shares voting on this proposal in person or by proxy is required for the re-election of Mr. Makleff as an outside director.

THE COMPANY’S BOARD UNANIMOUSLY RECOMMENDS VOTING “FOR” THE RE-ELECTION OF MR. MAKLEFF AS AN OUTSIDE DIRECTOR.

Compensation of Directors

At the 2003 Annual General Meeting of Shareholders, shareholders approved a cash compensation package for non-employee directors. Under the approved compensation policy, non-employee directors receive cash remuneration consisting of $1,000 per fiscal quarter, plus $1,000 for each Board meeting attended and $1,000 for each Committee meeting attended. In addition, the Chair of the Audit Committee receives an additional $500 per Audit Committee meeting. Meeting fees for Board meetings require in person or videoconference attendance, with one telephone meeting exception allowed for each year. Committee meeting attendance may be in person, by videoconference, or by telephone.

In addition, under the policy approved by the shareholders, non-employee directors are eligible for non-discretionary grants of stock options under either the Company’s 1998 U.S. Stock Option Plan or 1996 Israel Stock Option Plan. Non-employee directors receive a non-discretionary option grant of 50,000 Ordinary Shares upon their initial election or appointment to the Board and annual option grants of 15,000 Ordinary Shares at each Annual General Meeting of Shareholders thereafter during their term of service. Annual option grants are not made in cases where a director’s term of office prior to the Annual General Meeting has been shorter than six months. The non-discretionary grants vest over a period of four years, with one-quarter of the Ordinary Shares subject to the option becoming vested and exercisable after one year and monthly thereafter over the remaining period of thirty-six months, subject to continued service as a director of the Company. The grant date of the initial option grant is the date that the non-employee director is initially elected or appointed to the Board. The grant date of the annual option grant is the date of the Annual General Meeting. The exercise price for these non-discretionary grants is the closing sale price of the Company’s Ordinary Shares on the OTC Bulletin Board Market the day before the grant date.

In connection with the policy described in the preceding paragraph, in December 2006, the Company granted each of Ms. Reiter and Messrs. Barkat, Bellary and Makleff options to purchase 15,000 Ordinary Shares at an exercise price of $0.22 per share following the completion of the Company’s 2006 Annual General Meeting of Shareholders.

Reasonable expenses incurred by each director in connection with his or her duties as a director are also reimbursed. A Board member who is also an employee of BackWeb does not receive compensation for service as a director.

The following table provides information with respect to all compensation awarded to, earned by or paid to each of the Company’s non-employee directors during 2006 and 2007.

	2007			2006
	Fees Earned or	Option		Fees Earned or	Option
Name of Director	Paid in Cash	Awards(1)	Total	Paid in Cash	Awards(1)	Total

Kara Andersen Reiter	$12,500	$—	$12,500	$14,000	$9,282	$23,282
Eli Barkat	—	—	—	—	80,355	80,355
Uday Bellary	15,500	—	15,500	16,500	6,333	22,833
Amir Makleff	13,500	—	13,500	15,000	6,333	21,333

(1)	The amounts in this column represent the amounts recognized as compensation expense for financial statement reporting purposes in accordance with SFAS No. 123R in connection with the options granted to the non-employee directors. The Company adopted SFAS No. 123R on January 1, 2006. Amounts for 2007, along with the assumptions used in the valuation of these awards, have not yet been determined, but will be disclosed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2007. These amounts do not necessarily correspond to the actual value that will be recognized by the directors.

Board Meetings and Committees

The Board held five meetings (including regularly scheduled and special meetings) during 2006 and five meetings during 2007. Each of the Company’s directors attended at least 75% of the aggregate of all meetings of the Board and any meetings of committees of the Board on which he or she served during each of these years.

The Board has a standing Audit Committee and Compensation Committee. The Board does not currently have a formal nominating committee or a governance committee. The functions customarily performed by nominating and governance committees are performed by the independent members of the Board who make recommendations to the full Board regarding candidates for nomination and the size and composition of the Board. The independent members of the Board monitor the mix of skills, experience and background of the Board to ensure it maintains the necessary composition to effectively perform its oversight functions. The independent members of the Board may from time to time solicit and receive recommendations for candidates from members of the Board, senior level executives, individuals personally known to the members of the Board, and third party search firms as appropriate. In order to be considered for membership on the Board, a candidate should possess, at a minimum, the following qualifications:

•	high personal and professional ethics and integrity;

•	commitment to representing the long-term interests of the Company’s shareholders;

•	objectivity and practical and mature judgment; and

•	willingness to understand the business of the Company and to devote adequate time to carry out his or her duties.

The independent members of the Board believe that their processes effectively serve the functions of a nominating and governance committee, and do not believe there is a need for a separate, formal nominating or governance committee. Although there is no formal policy regarding shareholder nominees, the independent members of the Board believe that shareholder nominees should be viewed in substantially the same manner as other nominees. The consideration of any candidate for director will be based on the independent members of the Board’s assessment of the individual’s background, skills and abilities, and whether such characteristics qualify the individual to fulfill the needs of the Board at that time. Shareholders wishing to propose nominees for consideration for the Board should submit the candidate’s name and qualifications to the Company’s Corporate Secretary prior to the deadlines set forth under “Deadline for Future Proposals of Shareholders” in this Proxy Statement.

The current members of the Audit Committee are Messrs. Bellary and Makleff and Ms. Reiter, with Mr. Bellary serving as the chair of the Audit Committee. As described in more detail in the Report of the Audit Committee of the Board of Directors in this Proxy Statement, the Audit Committee is responsible for assisting the Board in its oversight of the Company’s accounting and financial reporting processes, the audits of the Company’s financial statements, and the Company’s system of internal controls. The Audit Committee held five meetings in 2006 and seven meetings in 2007. The Board of Directors has determined that Mr. Bellary is an “audit committee financial expert,” as defined under Item 407(d)(5)(ii) of Regulation S-K. Each member of the Audit Committee is independent as defined under the rules of The Nasdaq Stock Market and as required under Rule 10A-3(b)(1) under the Securities Exchange Act of 1934. The Audit Committee operates under a written charter, the most current copy of which was set forth as Appendix A to the definitive Proxy Statement for the 2006 Annual General Meeting of Stockholders.

The Compensation Committee currently consists of Messrs. Makleff and Bellary and Ms. Reiter, with Mr. Makleff serving as the chair of the Compensation Committee. As described in more detail in the Report of the Compensation Committee of the Board of Directors in this Proxy Statement, the Compensation Committee reviews and approves all forms of compensation to be provided to the Company’s executive officers, consults with management regarding compensation and benefits for non-executive officers and other employees, and oversees the Company’s compensation and benefits policies generally. The Compensation Committee held four meetings in 2006 and four meetings in 2007. Each member of the Compensation Committee is independent as defined under the rules of The Nasdaq Stock Market, “non-employee directors” within the meaning of Rule 16b-3 of the Securities Exchange Act of 1934, and “outside directors” within the meaning of Section 162(m) of the Internal Revenue Code.

Independent Directors

Each of the Company’s non-employee directors (Messrs. Barkat, Bellary and Makleff and Ms. Reiter) qualifies as “independent” in accordance with the rules of The Nasdaq Stock Market. The Nasdaq independence definition includes a series of objective tests, including that a director may not be an employee of the Company and that the director has not engaged in various types of business dealings with us. In addition, as further required by the Nasdaq rules, the Board of Directors has made a subjective determination as to each independent director that no relationship exists which, in the opinion of the Board of Directors, would interfere with the exercise of such director’s independent judgment in carrying out the responsibilities of a director, including the fact that Mr. Barkat is a managing director of BRM Capital, with which the Company entered into an agreement to purchase a six-to eight-month call option at a price of $100,000 for the option to purchase $1.0 million of shares in OneCall Contact Centers Ltd. For more information regarding this agreement, see “Related Party Transactions.”

Communication with the Board

Shareholders may send communications to the Board of Directors by writing to them at BackWeb Technologies Ltd., Attention: Chief Executive Officer, 2077 Gateway Place, Suite 500, San Jose, CA 95110. All shareholder communications will be reviewed by the Chief Executive Officer and will then be forwarded to the Board, if appropriate. The Company’s Chief Executive Officer reserves the right to not forward to board members any abusive, threatening, or otherwise inappropriate materials.

Directors’ Attendance at Annual General Meetings of Shareholders

Although the Company does not have a formal policy regarding attendance by members of the Board at the Annual General Meeting of Shareholders, the Company encourages directors to attend. One of the Company’s directors attended the Company’s most recent Annual General Meeting of Shareholders, which was held on December 28, 2006.

Votes Required

The affirmative vote of a majority of the Ordinary Shares voting on this proposal in person or by proxy is required for the re-election of Mr. Heye as a Class II director and Mr. Makleff as an outside director.

THE COMPANY’S BOARD UNANIMOUSLY RECOMMENDS VOTING “FOR” THE RE-ELECTIONS OF MR. HEYE AS A CLASS II DIRECTOR AND MR. MAKLEFF AS AN OUTSIDE DIRECTOR.

PROPOSAL THREE

RATIFICATION OF APPOINTMENT AND COMPENSATION OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board has selected Deloitte Brightman Almagor & Co. (“Deloitte Brightman Almagor”) as the Company’s independent registered public accounting firm to audit the financial statements of the Company for the fiscal year ended December 31, 2007, and to serve as auditors, within the meaning of Israel’s Companies Law.

Former Independent Registered Public Accounting Firm

For the fiscal year ended December 31, 2006, Grant Thornton LLP (“Grant Thornton”) audited the financial statements of the Company. On September 6, 2007, the Audit Committee dismissed Grant Thornton LLP as its independent registered public accounting firm and appointed Deloitte Brightman Almagor as its new independent registered public accounting firm. Grant Thornton had served as the Company’s independent registered public accounting firm since July 13, 2004.

Grant Thornton’s reports on the Company’s financial statements for the years ended December 31, 2006 and 2005 did not include any adverse opinion or disclaimer of opinion, or any qualification or modification as to uncertainty, audit scope or accounting principles.

During the years ended December 31, 2006 and 2005 and through September 6, 2007, there were no disagreements with Grant Thornton on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to Grant Thornton’s satisfaction, would have caused Grant Thornton to make reference thereto in its reports on the Company’s financial statements for such years.

During the years ended December 31, 2006 and 2005 and through September 6, 2007, there were no “reportable events” (as that term is defined in Item 304(a)(1)(v) of Regulation S-K), except as follows:

•	Grant Thornton identified two material weaknesses in the Company’s internal control over financial reporting in connection with its audit of the Company’s consolidated financial statements for the year ended and as of December 31, 2006 and its review of the Company’s September 30, 2006 interim financial statements, related to failure to maintain effective controls over the completeness and accuracy of the Company’s accounting for nonstandard transactions. These material weaknesses in the Company’s internal control over financial reporting related to adjustments proposed by Grant Thornton related to (1) the accounting for deferred rent on a new facilities operating lease agreement entered into during 2006 and (2) recognition of revenue on two term license agreements entered into during the quarter ended September 30, 2006 for which the Company did not have vendor-specific objective evidence of fair value for the bundled post-contract support.

The Company’s Audit Committee discussed the subject matter of these material weaknesses with Grant Thornton and authorized Grant Thornton to respond fully to the inquiries of Deloitte Brightman Almagor regarding these material weaknesses. During the fiscal years ended December 31, 2006 and 2005 and through September 6, 2007, BackWeb did not consult with Deloitte Brightman Almagor regarding any of the matters or events set forth in Item 304(a)(2)(i) and (ii) of Regulation S-K.

Fees Paid to Independent Registered Public Accounting Firm

The following table summarizes the aggregate fees billed to the Company by Grant Thornton in 2006 and by Grant Thornton and Deloitte Brightman Almagor in 2007:

	2007	2006

Audit fees	$106,000	$254,000
Audit-related fees	6,000	—
Tax fees	24,000	—
All other fees	16,000	—

	$152,000	$254,000

Audit Fees.  This category includes the audit of the Company’s annual financial statements and review of financial statements included in the Company’s Quarterly Reports on Form 10-Q. This category also includes advice on audit and accounting matters that arose during, or as a result of, the audit or the review of interim financial statements, and statutory audits.

Audit-Related Fees.  This category consists of assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements and are not reported above under “Audit Fees.” The services for the fees disclosed under this category related to preparation of financial statements in the Company’s international subsidiaries and other local compliance activities.

Tax Fees.  This category consists of services for tax compliance, tax advice and tax planning.

All Other Fees.  This category consists of the aggregate fees billed for professional services rendered, other than the services reported above. The services for the fees disclosed under this category include liquidation services for certain international subsidiaries, as well as other consulting services unrelated to audit and tax services.

Pre-Approval Process for Auditor Services

The services performed by Grant Thornton in 2006 and by Grant Thornton and Deloitte Brightman Almagor in 2007 were pre-approved in accordance with the pre-approval procedures adopted by the Audit Committee. All requests for audit, audit-related, tax, and other services must be submitted to the Audit Committee for pre-approval with an estimate of fees for the services. Pre-approval is generally provided at regularly scheduled meetings.

Ratification of Independent Registered Public Accounting Firm

The Board is seeking (1) ratification by the shareholders for the Audit Committee’s selection and appointment of Deloitte Brightman Almagor as the independent registered public accounting firm of the Company for the fiscal year ended December 31, 2007, and (2) the authorization by the shareholders for the Audit Committee to enter into an agreement to pay the fees of Deloitte Brightman Almagor as the independent registered public accounting firm of the Company on customary terms. Shareholder ratification of the Company’s independent registered public accounting firm, including the authorization for the Audit Committee to enter into an agreement for their fees, is required under Israel’s Companies Law.

Representatives of Deloitte Brightman Almagor are expected to be present at this Annual General Meeting, will have the opportunity to make a statement if they so desire, and are expected to be available to respond to appropriate questions. In accordance with Section 60(b) of Israel’s Companies Law, shareholders are invited to discuss the Company’s Consolidated Financial Statements for the year ended December 31, 2006, and questions regarding the financial statements may be addressed to the Company or to Deloitte Brightman Almagor.

Vote Required

The affirmative vote of a majority of the Ordinary Shares voting on this proposal in person or by proxy is required for the ratification and approval of the appointment of Deloitte Brightman Almagor and the authorization of the Audit Committee to enter into an agreement with Deloitte Brightman Almagor with respect to its fees.

THE COMPANY’S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS VOTING “FOR” THE RATIFICATION OF THE APPOINTMENT OF DELOITTE BRIGHTMAN ALMAGOR AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDED DECEMBER 31, 2007, AND THE AUTHORIZATION OF THE AUDIT COMMITTEE TO ENTER INTO AN AGREEMENT TO PAY THE FEES OF DELOITTE BRIGHTMAN ALMAGOR.

OTHER INFORMATION

Executive Officers

Mr. Heye, whose biographical information is contained in Proposal One, is currently the Company’s only executive officer. Executive officers are designated as such and serve at the discretion of the Board, and until their successors have been duly elected and qualified, unless sooner removed by the Board.

Relationship Among Directors or Executive Officers

There are no family relationships between any director or executive officer and any other director or executive officer.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table shows the amount of the Company’s Ordinary Shares beneficially owned, as of December 31, 2007, by (1) persons known by the Company to own 5% or more of its Ordinary Shares, (2) each Named Executive Officer listed in the Summary Compensation Table below, (3) the Company’s current directors and (4) the Company’s current executive officers and directors as a group. Beneficial ownership is determined in accordance with the rules of the SEC.

The address for each listed director and executive officer is c/o BackWeb Technologies Ltd., 2077 Gateway Place, Suite 500, San Jose, CA 95110. Except as indicated by footnote, the persons named in the table have sole voting and investment power with respect to all Ordinary Shares shown as beneficially owned by them. The number of Ordinary Shares outstanding used in calculating the percentages in the table below includes the Ordinary Shares underlying options or warrants held by such person that are exercisable within 60 days of December 31, 2007, but excludes Ordinary Shares underlying options or warrants held by any other person. Percentage of beneficial ownership is based on 41,333,704 Ordinary Shares outstanding as of January 18, 2008.

	Number of Ordinary	Percentage of
	Shares Beneficially	Ordinary Shares
Beneficial Owner	Owned	Beneficially Owned

5% or Greater Shareholders
EliBarkat Holdings Ltd.(1)	3,352,342	8.1%
8 Hamarpe Street Har Hotzvim Jerusalem 91450 Israel
Yuval 63 Holdings (1995) Ltd.(2)	3,352,342	8.1%
8 Hamarpe Street Har Hotzvim Jerusalem 91450 Israel
NirBarkat Holdings Ltd.(3)	3,352,342	8.1%
8 Hamarpe Street Har Hotzvim Jerusalem 91450 Israel
Named Executive Officers and Directors
Eli Barkat(4)	4,420,771	10.4%
Kara Andersen Reiter(5)	31,458	*
Uday Bellary(6)	56,250	*
William Heye(7)	1,082,167	2.6%
Amir Makleff(8)	56,250	*
Current executive officers and directors as a group (5 persons)(9)	5,646,896	13.0%

*	Less than 1%

(1)	Eli Barkat substantially controls the voting power of EliBarkat Holdings Ltd. The shares listed in the table above for EliBarkat Holdings Ltd. do not include (1) 548,131 Ordinary Shares owned directly by Mr. Barkat, (2) 1,000 Ordinary Shares owned directly by Mr. Barkat’s wife, with respect to which he disclaims beneficial ownership, (3) and 606,592 Ordinary Shares held by BRM Technologies Ltd. in which EliBarkat Holdings Ltd. is a shareholder, with respect to which shares Mr. Barkat and EliBarkat Holdings Ltd. disclaim beneficial ownership except to the extent of their pecuniary interest therein. The address of EliBarkat Holdings Ltd. is 2077 Gateway Place, Suite 500, San Jose, CA 95110.

(2)	Yuval Rakavy, a former BackWeb director, owns substantially all of the equity and voting power of Yuval Rakavy Ltd., the parent company of Yuval 63 Holdings (1995) Ltd. The shares listed in the table above for Yuval 63 Holdings (1995) Ltd. do not include 606,592 Ordinary Shares held by BRM Technologies Ltd. in which Yuval 63 Holdings (1995) Ltd. is a shareholder, with respect to which shares Mr. Rakavy and

Yuval 63 Holdings (1995) Ltd. disclaim beneficial ownership except to the extent of their pecuniary interest therein. The address of Yuval 63 Holdings (1995) Ltd. is 2077 Gateway Place, Suite 500, San Jose, CA 95110.

(3)	Nir Barkat, a former BackWeb director, owns substantially all of the equity and voting power of Nir Barkat Ltd., the parent company of NirBarkat Holdings Ltd. Nir Barkat is the brother of Eli Barkat, the Company’s Chairman and former Chief Executive Officer. The shares listed in the table above for Nir Barkat Ltd. do not include 539,691 Ordinary Shares held by BRM Technologies Ltd. in which Nir Barkat Ltd. is a shareholder, with respect to which shares Mr. Barkat and Nir Barkat Ltd. disclaim beneficial ownership except to the extent of their pecuniary interest therein. The address of Nir Barkat Ltd. is 2077 Gateway Place, Suite 500, San Jose, CA 95110.

(4)	The shares listed in the table above for Eli Barkat consist of 3,352,342 Ordinary Shares held by EliBarkat Holdings Ltd., an entity substantially controlled by Eli Barkat, 92,804 Ordinary Shares directly owned by Mr. Barkat, and options to purchase 975,625 Ordinary Shares that are exercisable within 60 days of December 31, 2007, but do not include 1,000 Ordinary Shares owned directly by Mr. Barkat’s wife, with respect to which he disclaims beneficial ownership. The shares listed in the table above for Eli Barkat also do not include 539,691 Ordinary Shares held by BRM Technologies Ltd. in which EliBarkat Holdings Ltd., an entity substantially controlled by Mr. Barkat, is a shareholder, with respect to which shares Mr. Barkat and EliBarkat Holdings Ltd. disclaim beneficial ownership except to the extent of their pecuniary interest therein.

(5)	The shares listed in the table above for Ms. Reiter consist of options to purchase 31,458 Ordinary Shares that are exercisable within 60 days of December 31, 2007.

(6)	The shares listed in the table above for Mr. Bellary consist of options to purchase 56,250 Ordinary Shares that are exercisable within 60 days of December 31, 2007.

(7)	The shares listed in the table above for Mr. Heye include 6,667 shares that he owns plus options to purchase 1,075,500 Ordinary Shares that are exercisable within 60 days of December 31, 2007.

(8)	The shares listed in the table above for Mr. Makleff consist of options to purchase 56,250 Ordinary Shares that are exercisable within 60 days of December 31, 2007.

(9)	The shares listed in the table above for the Company’s executive officers and directors as a group include options to purchase 2,195,083 Ordinary Shares that are exercisable within 60 days of December 31, 2007.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s executive officers and directors and persons who own more than 10% of the Company’s Ordinary Shares to file an initial report of ownership on Form 3 and changes in ownership on Form 4 or 5 with the SEC. Executive officers, directors and greater than 10% shareholders are also required by SEC rules to furnish the Company with copies of all Section 16(a) forms they file.

Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons, the Company believes that, with respect to its fiscal years ended December 31, 2006 and December 31, 2007, all filing requirements applicable to its executive officers, directors and 10% shareholders were met, with the exception of the following: Forms 4 were not timely filed with respect to the option grants made to Ms. Reiter and Mr. Barkat in December 2006, and Forms 4 were not filed with respect to the option grants made to Messrs. Bellary and Makleff in December 2006.

EXECUTIVE COMPENSATION

Compensation discussion and analysis

This section discusses the principles underlying the Company’s executive compensation policies and decisions and the most important factors relevant to an analysis of these policies and decisions. It provides qualitative information regarding the manner and context in which compensation is awarded to and earned by the Company’s executive officers and places in perspective the data presented in the tables and narrative that follow. William Heye, the Company’s Chief Executive Officer, was the Company’s only executive officer following the resignation of Ken Holmes, the Company’s former Chief Executive Officer, in May 2007, and Mr. Holmes did not earn $100,000 in total compensation in 2007. Accordingly, this “Compensation discussion and analysis” section only discusses Mr. Heye’s compensation with respect to compensation paid to the Company’s executive officers in 2007.

Compensation Philosophy and Overview. The Company’s executive compensation program is designed to attract, as needed, individuals with the skills necessary for the Company to achieve its business objectives, to reward those individuals fairly over time, to retain those individuals who continue to perform at or above the levels that the Company expects and to closely align the compensation of those individuals with the performance of the Company on both a short-term and long-term basis. To that end, the Company’s executive officers’ compensation has three primary components — base compensation or salary, cash performance bonuses and stock option awards. In addition, the Company provides its executive officers a variety of benefits that in most cases are available generally to all salaried employees.

The Company views the components of compensation as related but distinct. Although the Compensation Committee reviews total compensation of the Company’s executive officers, the Company does not believe that significant compensation derived from one component of compensation should negate or reduce compensation from other components. The Company determines the appropriate level for each compensation component based in part, but not exclusively, on competitive benchmarking consistent with its recruiting and retention goals, its view of internal equity and consistency, overall company performance and other considerations that the Company deems relevant. To this end, the Company reviews executive compensation surveys of high technology companies located in the Silicon Valley area against which it competes for talent when making a crucial executive officer hiring decision and annually when it reviews executive compensation. The Company seeks to establish executive compensation at the market median, while providing the opportunity for executive compensation to exceed this level through cash bonuses when warranted by company and/or individual performance. The Company believes that, given the industry in which it operates and the corporate culture that it has created, this level of executive compensation is sufficient to retain its existing executive officers and to hire new executive officers when and as required while balancing the interests of the Company’s stockholders in conserving cash and equity as much as practicable.

The Compensation Committee has not adopted any formal policies or guidelines for allocating compensation between long-term and currently paid out compensation, between cash and non-cash compensation or among different forms of non-cash compensation. However, the Company’s philosophy is to make a greater percentage of an employee’s compensation performance-based and to keep cash compensation to a competitive level while providing the opportunity to be significantly rewarded through equity if the Company and its stock price perform well over time. The Company also believes that for technology companies, stock-based compensation is a key motivator in attracting employees.

The Company’s current intent is to perform at least annually a strategic review of its executive officers’ overall compensation packages to determine whether the packages provide adequate incentives and motivation and whether they adequately compensate the executive officers relative to comparable officers in other companies with which the Company competes for executives. The Compensation Committee most recently reviewed compensation matters for the Company’s executive officers in January and March 2007, and intends to do so again in January 2008. Compensation Committee meetings have generally included, for all or a portion of the meeting, the Company’s Chief Executive Officer and principal financial officer. For compensation decisions, including decisions regarding the grant of equity compensation, relating to executive officers other than the Chief Executive Officer, the Compensation Committee considers recommendations from the Chief Executive Officer.

The Company accounts for equity compensation paid to its employees under SFAS 123(R), which requires it to estimate and record an expense over the service period of the award. The Company’s cash compensation is recorded as an expense at the time the obligation is accrued.

The Company is eligible to receive a tax deduction for compensation expense. The Company structures cash bonus compensation so that it is taxable to its executives at the time it becomes available to them. The Company currently intends that all cash compensation paid will be tax deductible to the Company. In addition, with respect to equity compensation awards, the Company typically grants its executive officers nonqualified options, and any gain recognized by employees from such nonqualified options granted at fair market value should be tax deductible for the Company. However, to the extent that the Company determines in the future to grant its executive officers incentive stock options, any gain recognized by the optionee will not be deductible if there is no disqualifying disposition by the optionee.

Base compensation.  The Company sets executive officer base compensation at a level that it believes enables it to hire and retain individuals in a competitive environment, and rewards satisfactory individual performance and a satisfactory level of contribution to the Company’s overall business goals. The Company takes into account the base salaries that are paid by companies with which it believes it generally competes for executives. Although the Company generally targets executive base pay at the median of the market, individuals can be paid above or below the median based on their experience and performance.

For 2007, the Compensation Committee left unchanged Mr. Heye’s base salary at $200,000, in line with the Company’s compensation philosophy.

Cash bonuses.  The Company utilizes cash bonuses to reward performance achievements with a time horizon of one year or less. The Company has two forms of cash bonus programs, the MBO (Management by Objective) and the CPB (Corporate Performance Bonus). Annual bonus compensation targets for both the MBO and CPB are established by the Compensation Committee and are intended to provide a competitive level of compensation if the relevant performance objectives are achieved. The Compensation Committee also determines the performance measures and other terms and conditions of the CPB program.

Goals within the MBO program are specific to the employee’s core function and are established in advance for each quarter with the employee’s direct supervisor. The goals within the CPB are based on broader corporate objectives not controlled directly by the employee. Mr. Heye was eligible to participate only in the CPB program and did not have quarterly MBO milestones. Mr. Heye was also eligible for a non-recoverable draw of $30,000 against his CPB performance. The draw is paid quarterly.

The Compensation Committee approved the CPB for 2007, under which Mr. Heye is eligible to receive a bonus ranging from $30,000 to $235,000. The bonus criteria under this plan required the achievement of specified milestones related to (1) profitability and cash flow, (2) company strategic goals and (3) the Company’s BackWeb Offline Service for Salesforce.com and other on-demand business partners. An addition to the CPB for the 2007 fiscal year was a range of performance achievement rather than a binary completion assessment.

Mr. Heye’s 2007 bonus has not yet been finalized. Mr. Heye’s 2007 bonus has not yet been finalized, but is expected to be finalized in a Board meeting to be held in January or February 2008.

Stock options awards.  The Company utilizes stock options to ensure that its executive officers have a continuing stake in the Company’s long-term success and to align their interests with the interests of the Company’s stockholders. Because the Company’s executive officers are awarded stock options with an exercise price equal to the fair market value of the Company’s Ordinary Shares on the date of grant, the determination of which is discussed below, these options will have value to the executive officers only if the market price of the Company’s Ordinary Shares increases after the date of grant. Typically, the Company’s stock options vest at a rate of 25% of the shares subject to the option on the first anniversary of the grant date, and with respect to 2.0833% of the shares each month thereafter such that the stock option is fully vested after four years.

In determining the size of stock option grants to executive officers, the Compensation Committee considers the Company’s performance against the strategic plan, individual performance against the individual’s objectives, comparative share ownership data from compensation surveys of high technology companies in the Company’s area, the extent to which shares subject to previously granted options are vested and the recommendation of the Chief Executive Officer with respect to other members of management.

The Company did not grant stock options to Mr. Heye during 2007, as the Compensation Committee believed that his existing level of stock option holdings was consistent with the equity positions of Chief Executive Officers in comparable companies.

All grants of options to the Company’s executive officers and other employees, as well as to the Company’s directors, have been granted with exercise prices equal to or exceeding the fair value of the underlying Ordinary Shares on the grant date, which has been equal to the closing price of the Company’s Ordinary Shares on the trading market on which the Company’s Ordinary Shares were listed at the time of grant. All equity-based awards have been reflected in the Company’s consolidated financial statements, based upon the applicable accounting guidance. Previously, the Company accounted for equity compensation paid to its employees and directors using the intrinsic value method under APB Opinion No. 25 and FASB Financial Interpretation No. 44, “Accounting for Certain Transactions Involving Stock Compensation — an Interpretation of APB Opinion No. 25.” Under the intrinsic value method, no stock-based compensation was recognized in the Company’s consolidated statements of operations for options granted to the Company’s directors, employees, consultants and others because the exercise price of such stock options equaled or exceeded the fair value of the underlying stock on the dates of grant. Effective January 1, 2006, the Company adopted SFAS 123R using the modified prospective transition method. Under this method, stock-based compensation expense is recognized using the fair-value based method for all awards granted on or after the date of adoption of SFAS 123R. SFAS 123R requires the Company to estimate and record an expense over the service period of the stock-based award.

The Company does not have any program, plan or practice that requires it to grant equity-based awards to its executive officers on specified dates and the Company has not made grants of such awards that were timed to precede or follow the release or withholding of material non-public information. The Company does not have any equity security ownership guidelines or requirements for its executive officers.

Severance and change of control payments.  On April 30, 2007, the Company entered into an agreement with Mr. Heye that provides for certain benefits to him in the event of a change in control of the Company (the “Change-in-Control Agreement”). The Change-in-Control Agreement provides that in the event the Company is Acquired (as defined in the Change-in-Control Agreement), all of Mr. Heye’s outstanding stock options will accelerate in full and become 100% vested. However, if the acquiring entity requests that Mr. Heye remain employed at the Company (or its successor) for a period of time (not to exceed nine months) post-acquisition, then the acceleration of Mr. Heye’s options will be conditioned on him continuing his employment for the requested period. If the acquirer makes such a request of Mr. Heye, the offered position must be at a salary and bonus level not less than he was receiving at the time of the acquisition, at a location not more than 20 miles from his pre-acquisition place of employment, and in a capacity not materially different from his position at the time of the acquisition (subject to any reasonable changes incident to the acquisition). If such a request is made by the acquirer, the acceleration of Mr. Heye’s options will occur at the earlier of (i) the conclusion of such nine-month period (regardless of whether Mr. Heye continues to work for the Company thereafter) or (ii) the termination of Mr. Heye employment by the Company (or its successor) without Cause (as defined in the Change-in-Control Agreement); however, no such acceleration will occur if Mr. Heye voluntarily leaves his employment during such nine-month period.

If the Company (or its successor) at any time terminates Mr. Heye’s employment for any reason (whether or not in connection with an acquisition), other than for Cause, he will be entitled to six months base pay, plus one month base pay for every year he served as the Company’s Chief Executive Officer, as a severance package, provided that the severance package will be capped at 12 months.

Other benefits.  Executive officers are eligible to participate in all of the Company’s employee benefit plans, such as medical, dental, vision, group life, disability, and accidental death and dismemberment insurance and the Company’s 401(k) plan, in each case on the same basis as other employees, subject to applicable law. The Company also provides vacation and other paid holidays to all employees, including its executive officers, which are comparable to those provided at peer companies. There were no special benefits or perquisites provided to Mr. Heye in 2007.

Summary Compensation Table

The following table sets forth the compensation earned for services rendered to the Company in all capacities for the fiscal years ended December 31, 2007, 2006 and 2005 by the Company’s Chief Executive Officer. There was no other executive officer who was serving as an executive officer of the Company as of December 31, 2007

				Non-Equity
			Option	Incentive Plan	All Other
		Salary	Awards	Compensation	Compensation	Total
Name and Principal Position	Year	($)	($)(1)	($)(2)	($)(3)	($)(4)

William Heye
Chief Executive Officer	2007	$200,000	$—	$30,000	$—	$230,000
	2006	198,333	78,790	34,750	—	311,873
	2005	180,000	—	90,000	14,461	284,461

(1)	The amounts in this column represent the amounts recognized as compensation expense for financial statement reporting purposes in accordance with SFAS No. 123R in connection with the options granted to the named executive officer. The Company adopted SFAS No. 123R on January 1, 2006. Please see Note 2 of the Notes to the Consolidated Financial Statements for a discussion of all assumptions made in determining the grant date fair values of these options. The amount for 2007 has not yet been determined, but will be disclosed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2007.

(2)	Mr. Heye received non-recoverable Corporate Performance Bonus cash draws totaling $30,000 during 2007. However, for 2007 he is still eligible to receive an additional Corporate Performance Bonus up to $235,000, including the $30,000 he has already received, subject to the Compensation Committee’s evaluation of the Company’s actual performance against specified goals.

(3)	The “Other Annual Compensation” consists of commission payments and vacation payout amounts.

(4)	The dollar value in this column represents the sum of all compensation reflected in the preceding columns.

Grants of Plan-Based Awards in Last Fiscal Year

The following table provides information with regard to bonuses that were payable under the Company’s fiscal 2007 bonus plan. The Company did not grant stock options or other equity-based or non-equity awards to Mr. Heye during the fiscal year ended December 31, 2007.

	Estimated Possible
	Payouts under
	Non-Equity
	Incentive Plan Awards
	Target	Maximum

William Heye	$120,000	$235,000

Outstanding Equity Awards at Fiscal Year End

Mr. Heye did not exercise any of his options during the fiscal year ended December 31, 2007. The following table sets forth the number of securities underlying unexercised option grants held by Mr. Heye as of December 31, 2007, and the option exercise price and expiration date of each such grants.

Outstanding Equity Awards at December 31, 2007

	Number of Securities Underlying		Option	Option
	Unexercised Options		Exercise	Expiration
Name	Exercisable	Unexercisable	Price	Date(1)

William Heye	30,000	—	$1.20	3/3/2008
	50,000	—	$2.10	12/31/2008
	37,500	—	$0.77	4/15/2009
	32,089	—	$0.76	10/22/2009
	15,911	—	$0.76	10/22/2009
	60,000	—	$1.15	10/25/2010
	150,000	—	$0.60	10/1/2011
	700,000	—	$0.39	11/4/2011

(1)	These options vest as to 25% of the Ordinary Shares subject to the option on the first anniversary of the grant date and as to 1/48th of the Ordinary Shares subject to the option each month thereafter until the option is fully vested four years from the grant date.

Employment Agreements and Change of Control Arrangements

Mr. Heye’s current base salary is $200,000 and his bonus for 2008 will be determined according to the terms of BackWeb’s 2008 variable compensation plan, which the Company’s Compensation Committee has not yet approved. Mr. Heye’s employment is at will and may be terminated at any time, with or without formal cause.

On April 30, 2007, the Company entered into an agreement with Mr. Heye that provides for certain benefits to him in the event of a change in control of the Company (the “Change-in-Control Agreement”). The Change-in-Control Agreement provides that in the event the Company is Acquired (as defined in the Change-in-Control Agreement), all of Mr. Heye’s outstanding stock options will accelerate in full and become 100% vested. However, if the acquiring entity requests that Mr. Heye remain employed at the Company (or its successor) for a period of time (not to exceed nine months) post-acquisition, then the acceleration of Mr. Heye’s options will be conditioned on him continuing his employment for the requested period. If the acquirer makes such a request of Mr. Heye, the offered position must be at a salary and bonus level not less than he was receiving at the time of the acquisition, at a location not more than 20 miles from his pre-acquisition place of employment, and in a capacity not materially different from his position at the time of the acquisition (subject to any reasonable changes incident to the acquisition). If such a request is made by the acquirer, the acceleration of Mr. Heye’s options will occur at the earlier of (i) the conclusion of such nine-month period (regardless of whether Mr. Heye continues to work for the Company thereafter) or (ii) the termination of Mr. Heye’s employment by the Company (or its successor) without Cause (as defined in the Change-in-Control Agreement); however, no such acceleration will occur if Mr. Heye voluntarily leaves his employment during such nine-month period.

If the Company (or its successor) at any time terminates Mr. Heye’s employment for any reason (whether or not in connection with an acquisition), other than for Cause, he will be entitled to six months base pay, plus one month base pay for every year he served as the Company’s Chief Executive Officer, as a severance package, provided that the severance package will be capped at 12 months.

The following table summarizes the benefits payable to Mr. Heye pursuant to the arrangements described above in the event of his termination in connection with a change in control of the Company:

	Change of Control and Termination
	without Cause
			Acceleration
		Continuation	of Equity
Name	Salary(1)	of Benefits	Vesting(2)

William Heye	$172,500	$0	$0

(1)	Calculated based on the termination and change of control taking place as of December 31, 2007 and assuming the Company had entered into the executive change of control agreements described above as of December 31, 2007.

(2)	Calculated based on the termination and change of control taking place as of December 31, 2007 and based on the trading price of the Company’s Ordinary Shares on December 31, 2007, the last trading day in 2007, of $0.07 per share.

Compensation Committee Interlocks and Insider Participation

Messrs. Bellary and Makleff and Ms. Reiter are the current members of the Compensation Committee of the Company’s Board of Directors. None has ever been one of the Company’s officers or employees nor during the past fiscal year had any other interlocking relationships as defined by the SEC. None of the Company’s executive officers currently serves or in the past has served as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving on the Company’s Board or Compensation Committee.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

The members of the Compensation Committee have reviewed and discussed the Compensation Discussion and Analysis section set forth above with management, and based on such review and discussion, the members of the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

SUBMITTED BY THE COMPENSATION COMMITTEE

Amir Makleff, Chairman
Uday Bellary
Kara Andersen Reiter

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The Audit Committee of the Company’s Board is providing the following report in accordance with the rules and regulations of the SEC. The information contained in the following report shall not be deemed to be “soliciting material” or to be “filed” with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates it by reference into such filing.

Role of the Audit Committee

The purpose of the Audit Committee is to assist the Board of Directors in its oversight of the Company’s accounting and financial reporting processes, the audits of the Company’s financial statements, and the Company’s system of internal controls. The Audit Committee’s primary responsibilities are to:

•	appoint, compensate, and oversee the work of the Company’s independent registered public accounting firm;

•	review the independent registered public accounting firm’s activities, performance, independence and fee arrangements;

•	request certain information from, and discuss certain matters with, the independent registered public accounting firm as required by applicable accounting standards; and

•	review with management, before release, the Company’s audited annual financial statements and unaudited interim financial statements, including the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section of the Company’s annual report on Form 10-K and quarterly reports on Form 10-Q.

In addition, under the Companies Law, the Audit Committee is required to monitor any deficiencies in the administration of the Company, including by consulting with the internal auditor, and to review and approve related party transactions (such as transactions with Office Holders or with controlling shareholders).

Management is responsible for: (1) the preparation and presentation of the Company’s financial statements; (2) the Company’s accounting and disclosure principles; and (3) the Company’s internal control over financial reporting designed to ensure compliance with accounting standards, applicable laws and regulations. Grant Thornton LLP, the Company’s independent registered public accounting firm for the year ended December 31, 2006, was responsible for performing an independent audit of the consolidated financial statements in accordance with auditing standards generally accepted in the United States.

Review of Audited Financial Statements for Fiscal Year Ended December 31, 2006

The Company’s Audit Committee has reviewed and discussed the Company’s audited financial statements with management. In addition, the Audit Committee has discussed with Grant Thornton the matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committees). The Audit Committee has also received written disclosures and the letter from Grant Thornton as required by the Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and discussed with Grant Thornton their independence from the Company.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors, and it approved and ratified, the inclusion of the audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006, as filed with the SEC.

Members of the Audit Committee rely without independent verification on the information provided to them and on the representations made by management and the independent registered public accounting firm. Accordingly, the Audit Committee oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee’s considerations and discussions referred to above do not assure that the audit of the Company’s financial statements has been carried out in accordance with generally accepted auditing standards, that the financial statements are presented in accordance with generally accepted accounting principles or that Grant Thornton was in fact “independent.”

SUBMITTED BY THE AUDIT COMMITTEE

Uday Bellary, Chairman
Amir Makleff
Kara Andersen Reiter

RELATED PARTY TRANSACTIONS

Other than the compensation arrangements described in “Compensation of Directors” and “Executive Compensation,” since January 1, 2006, there has not been, nor is there currently proposed, any transaction or series of similar transactions to which the Company was or will be a party in which the amount involved exceeded or will exceed $120,000 and in which any director, executive officer, holder of more than 5% of the Company’s Ordinary Shares or any member of his or her immediate family had or will have a direct or indirect material interest, other than the following:

On November 27, 2007, BackWeb entered into an agreement with BRM Group Ltd. (“BRM”) to purchase a six- to eight-month call option at a price of $100,000 for the option to purchase $1.0 million of shares in OneCall Contact Centers Ltd. (“OneCall”), a privately held company located in Israel with which BackWeb intends to enter into a business partnership. BRM is a related party to BackWeb on the basis that Eli Barkat, who is the Chairman of the Board of BackWeb and beneficially owns approximately 9% of BackWeb’s Ordinary Shares, is a managing partner of and significant shareholder in BRM. Under the agreement, if BackWeb exercises the call option, it will have the right to invest $1.0 million in OneCall by paying $1.0 million to BRM, which is also an investor in OneCall. BackWeb may extend the call option period from six months to seven months for $20,000, or to eight months for $35,000. If OneCall enters into a merger or acquisition prior to the expiration or exercise of the call option, BRM will pay BackWeb an amount equal to the capital gain, if any, that BackWeb would have received had it exercised the call option prior to the OneCall merger or acquisition. BackWeb intends to partner with OneCall to provide product development and business development services. The call option gives BackWeb the option to make the partner relationship more strategic at a later time.

Pursuant to the requirements of Israel’s Companies Law and its written charter, the Audit Committee is required to review and approve any related party transactions, which include any transactions in which any of the Company’s directors, executive officers, holders of more than 5% of the Company’s Ordinary Shares or any member of his or her immediate family had or will have a direct or indirect material interest. Such review would typically occur during one of the Audit Committee’s regularly scheduled meetings. The Company did not engage in any related party transactions since January 1, 2006 which would have required the review and approval of the Audit Committee other than the transaction with BRM discussed above, which transaction was approved by the full board of directors, including each member of the Audit Committee, without the participation of Mr. Barkat, who recused himself due to his interest in the transaction.

STOCK PERFORMANCE GRAPH

The graph below compares the cumulative total shareholder return on the Company’s Ordinary Shares with the cumulative total return on The Nasdaq Stock Market (U.S.) Index and the Nasdaq Computer Index. The period shown commences on January 1, 2002 and assumes an initial investment of $100.00. The comparisons in the graph below are based upon historical data and are not indicative of, nor intended to forecast, future performance of the Company’s Ordinary Shares.

	1/1/03	12/31/03	12/31/04	12/31/05	12/31/06	12/31/07
BackWeb Technologies	$100.00	$565.22	$304.35	$243.48	$100.00	$30.00
Nasdaq Computer Index	100.00	150.16	155.04	159.30	169.10	206.06
Nasdaq Stock Market (U.S.)	100.00	150.01	162.89	165.13	180.85	198.60

Notwithstanding anything to the contrary set forth in any of the Company’s previous or future filings under the Securities Act of 1933 or the Securities Exchange Act of 1934, that might incorporate this Proxy Statement or future filings made by the Company under those statutes, this stock price performance graph shall not be deemed filed with the SEC and shall not be deemed incorporated by reference into any of those prior filings or into any future filings made by the Company under those statutes.

DEADLINE FOR FUTURE PROPOSALS OF SHAREHOLDERS

Proposals of shareholders intended for inclusion in the proxy statement to be furnished to all shareholders entitled to vote at the 2008 Annual General Meeting of Shareholders pursuant to SEC Rule 14a-8 must be received by the Secretary of the Company at the Company’s principal executive offices in Israel or at the offices of the Company’s U.S. subsidiary not later than September 24, 2008. Shareholders wishing to bring a proposal before the Company’s 2008 Annual General Meeting of Shareholders (but not include it in the Company’s proxy materials) must provide written notice of the proposal to the Secretary of the Company at the Company’s principal executive offices in Israel or at the offices of the Company’s U.S. subsidiary not later than December 8, 2008. In order to curtail controversy as to the date upon which such written notice is received by the Company or its U.S. subsidiary, it is suggested that such notice be submitted by Certified Mail, Return Receipt Requested, or a similar method which confirms the date of receipt.

OTHER PROPOSED ACTION

The Board is not aware of any other matters to be presented at the meeting.

BACKWEB TECHNOLOGIES LTD.
ANNUAL GENERAL MEETING OF SHAREHOLDERS, FEBRUARY 20, 2008
P R O X Y
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
BACKWEB TECHNOLOGIES LTD.
     The undersigned shareholder revokes all previous proxies, acknowledges receipt of the notice of the Annual General Meeting of Shareholders to be held Wednesday, February 20, 2008 and the Proxy Statement related thereto and appoints William Heye with full power of substitution, the proxy of the undersigned, with full power of substitution, to vote all Ordinary Shares of BackWeb Technologies Ltd. which the undersigned is entitled to vote, either on his own behalf or on behalf of an entity or entities, at the Annual General Meeting of Shareholders of the Company to be held at 10 Ha’amal St., Park Afek, Rosh Ha’ayin 48092, Israel on Wednesday, February 20, 2008 at 4:00 p.m., local time, and at any adjournment or postponement thereof.
     I hereby vote my Ordinary Shares of BackWeb Technologies Ltd. as specified on the reverse side of this card.
     Address change information: MARK HERE FOR ADDRESS CHANGE AND NOTE ON REVERSE [ ]
SEE REVERSE
CONTINUED AND TO BE SIGNED ON REVERSE SIDE

DETACH HERE
☑ Please mark votes as in this example.
     The Board of Directors recommends a vote FOR each of the matters listed below. This Proxy, when properly executed, will be voted as specified below. This Proxy will be voted FOR Proposals No. 1, 2 and 3 if no specification is made. In addition, unless the undersigned has marked YES next to Item 4 below, the undersigned confirms that the undersigned is NOT a controlling shareholder of the Company (in general, a person will be deemed a controlling shareholder if he/she/it has the power to direct the activities of the Company, otherwise than by reason of being a director or other office holder of the Company).

WITHHOLD
		FOR	AUTHORITY
1.	Re-election of William Heye as a Class II director (term through the 2010 Annual General Meeting of Shareholders)	☐	☐

2	Re-election of Amir Makleff as an outside director (term through the 2010 Annual General Meeting of Shareholders)	☐	☐

		FOR	AGAINST	ABSTAIN
3.	Ratification of Audit Committee selection and appointment of Deloitte Brightman Almagor & Co. as independent registered public accounting firm for the 2007 fiscal year and authorization for the Audit Committee to enter into an agreement to pay the fees of Deloitte Brightman Almagor & Co. on customary terms.	☐	☐	☐
		YES	NO
4.	I am a controlling shareholder of the Company	☐	☐

Signature(s):	Date:

     Note: Please sign your name exactly as it appears hereon. If acting as attorney, executor, trustee or in other representative capacity, sign name and title.